Exhibit 10.6

TERMINATION AGREEMENT
This Termination Agreement, dated as of March 27, 2019 (this “Termination Agreement”), is by and between Barnes & Noble, Inc. (“B&N”) and Barnes & Noble Education, Inc. (“BNED”, and together with B&N, the “Parties”, and each, a “Party”).
WHEREAS, the Parties have entered into a Tax Matters Agreement, dated as of August 2, 2015 (the “TMA”), a copy of which is attached hereto as Exhibit A;
WHEREAS, the Parties have entered into a Letter Agreement, dated as of August 2, 2015 (the “First Letter Agreement”), a copy of which is attached hereto as Exhibit B;
WHEREAS, the Parties have entered into a Letter Agreement, dated as of October 12, 2016 (the “Second Letter Agreement”, and together with the TMA and the First Letter Agreement, the “Agreement”), a copy of which is attached hereto as Exhibit C; and
WHEREAS, the Parties desire to terminate the Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Section 1.01 of the TMA is amended to include the following:
“Income Tax” means any Ordinary Tax assessed on net income pursuant to the Internal Revenue Code of 1986, as amended as well as any analogous state, municipal or local laws.
2.    Settlement Amount. BNED shall pay, or cause to be paid, to B&N, by wire transfer of cash in immediately available funds to an account specified by B&N, an amount equal to $3,329,343, representing the net outstanding receivable balance for federal and state tax benefits under the Agreement (the “Settlement Amount”), on the date hereof (the “Termination Date”). The Settlement Amount was determined and agreed by the Parties as follows: an aggregate amount payable by BNED to B&N related to federal and state tax benefits equal to $9,579,343 (consisting of (i) $9,411,162 related to federal tax benefits and (ii) $168,181 related to state tax benefits) minus $6,250,000 paid by BNED to B&N prior to the date hereof equals the Settlement Amount of $3,329,343.
3.    Termination of Agreement. Immediately upon receipt of the Settlement Amount by B&N, the Agreement (other than the Surviving Provisions, as defined below) shall be terminated with respect to Income Tax without any further action by the Parties. For the purposes herein, the “Surviving Provisions” shall be defined as (i) Sections 2.01(c) and 2.02(c) of the TMA, (ii) the Second Letter Agreement and (iii) Articles I, V and VI of the TMA solely to the extent necessary to implement or enforce any of the provisions referenced in clause (i) or (ii).
4.    Counterparts. This Termination Agreement may be signed in one or more counterparts, each of which, when signed and delivered, shall be deemed to be an original. All such

Exhibit 10.6

counterparts together shall constitute one and the same valid and binding agreement, even if all of the Parties have not signed the same counterpart. Delivery of an executed counterpart of a signature page to this Termination Agreement by facsimile, “.pdf” or other electronic transmission shall be effective as delivery of a manual executed counterpart of this Termination Agreement.
5.    Governing Law. This Termination Agreement and any claim, controversy or dispute arising under or related to this Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature Page Follows]

Exhibit 10.6

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first written above.

BARNES & NOBLE, INC.
By	/s/ Peter M. Herpich
Name:	Peter M. Herpich
Title:	Vice President, Corporate Controller and Principal Accounting Officer

BARNES & NOBLE EDUCATION, INC.
By	/s/ Michael P. Huseby
Name:	Michael P. Huseby
Title:	Chief Executive Officer

Exhibit 10.6

EXHIBIT A

[Tax Matters Agreement]

Exhibit 10.6

EXHIBIT B

[First Letter Agreement]

Exhibit 10.6

EXHIBIT C

[Second Letter Agreement]